Exhibit 10.14
EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made by and between Christopher J. Dyball (the “Employee”) and LaserCard Corporation, a Delaware corporation (the "Company") (collectively the “Parties”) effective as of the later of the dates it is signed on behalf of the Employee and the Company as indicated under Authorized Signatures below (the “Effective Date”).

RECITAL

The Employee is currently employed by the Company as its Chief Operating Officer.  The Employee and the Company have entered into various agreements that affect the terms and conditions of the relationship between the Parties, including without limitation an agreement entitled Employee Agreement dated November 29, 1995 (the “Intellectual Property Agreement”) attached as Exhibit D and the Company’s Employee Handbook and the policies concerning such matters as insider trading and foreign corrupt practices. The Employee and the Company wish to continue this relationship subject to the terms and conditions contained in this Agreement.

AGREEMENT

Based upon the facts and premises contained in the above RECITAL and in consideration of the mutual promises below, and intending to be legally bound, the Company and the Employee agree as follows:

1.             Employment.

The Company shall employ the Employee, and the Employee shall serve the Company as Chief Operating Officer.

2.             Duties and Responsibilities.

The Employee's primary duties and responsibilities will be those generally associated with the position of Chief Operating Officer.  The Employees shall perform such other duties as he may be assigned from time to time by the Company’s Chairman of the Board, Vice Chairman of the Board, CEO, or its Board of Directors.

3.             Compensation.

3.1.            Base Salary.

The Employee is to receive base salary to be paid to the Employee through the Company’s normal payroll.   Employee’s current base salary is at the per annum rate of three hundred five thousand eleven dollars ($305,011).  The Company acting through its Compensation Committee will evaluate the base salary of the Employee on an annual basis and may increase or decrease the Employee’s then current salary rate, provided that a reduction may result in the Employee’s ability to resign for Good Reason as defined in Exhibit A.

3.2.            Bonuses.

At the discretion of the Company’s board of directors, the Company may institute a management bonus plan in which Employee will participate along with other members of the Company’s senior management.  The amount and terms of the Employee’ or any other incentive compensation plan or program may be changed prospectively at the sole discretion of the Company at any time.

3.3.            Stock Options and Other Equity Awards.

The Employee has been granted multiple stock options and one restricted stock award, all of which remain in full force and effect according to their terms, and the Employee may in the future be issued further stock options or shares of restricted stock or other equity awards. The Company has adopted a policy guideline attached as Exhibit C describing how the board of directors intends to exercise its judgment to make arrangements as to stock options should certain mergers and acquisitions involving the Company occur.  The Company and Employee agree, notwithstanding such policy guideline, that unless otherwise agreed to by both the Company and Employee:

a.  In the event that the Company is acquired (that is, there is a merger or sale of all or substantially all of its assets such that thereafter Company stockholders prior to such event own less than half of the outstanding voting stock of the surviving entity by virtue of their Company shares) then unless  the Employee resigns as an employee of the successor to the Company (whether for any or no reason) within four (4) months after such acquisition, then all of Employee’s unvested options or restricted stock shall vest in full on the first to occur of the date four (4) months after such acquisition and the date of a termination of the Employee as an employee of the successor to the Company (for any or no reason).

b.  In the event that the Company acquires all or substantially all of the stock or assets of another entity (whether by merger or otherwise) and either an employee at such other entity takes Employee’s position within three months after such acquisition, or the Company decides to hire a new person to fill Employee’s position within six months after such acquisition, then all of Employee’s unvested options or restricted stock shall vest in full if the Employee resigns or is terminated within the following two months for any or no reason.

Section 3.3 a pertains to an “Acquisition of the Company” and Section 3.3b pertains to an “Acquisition by the Company”.

4.              Benefits and Expenses.

     4.1.    Benefit and Insurance Programs.

The Employee will be entitled to participate in all Company sponsored benefit and insurance  programs to the extent that such benefits are offered generally to the Company’s employees in similar positions, with similar seniority.

4.2.     Expenses.

The Company shall reimburse the Employee, in accordance with the Company's policy, for all reasonable expenses incurred by the Employee in connection with the performance of the Employee's duties, upon presentation of appropriate vouchers covering such expenses.

5.      Paid Time Off.

Employee will be entitled to paid time off (vacation, sick time, paid holidays, etc.) to the extent that such benefits are offered generally to the Company's employees in similar positions, with similar seniority.

6.     Term and Termination.

6.1.    Term.

The term of this Agreement (the “Term”) begins on the Effective Date and expires on the date two (2) years after the Effective Date; provided, however, that:

i.  if there has been an Acquisition of or by the Company prior to the expiration of the Term, then this Agreement shall not expire until two (2) years after such Acquisition;

ii.  if the employment of Employee has been terminated during the Term, then the provisions of Sections 6.3 through 6.5 and Sections 7 and 8 shall continue for two (2) years after such employment termination; and

iii.  if neither (i) or (ii) apply, then at the request of either party, the parties will confer during the thirty (30) days prior to the expiration of the Term to determine if they wish to extend the Term of this Agreement and if so the terms and conditions under which they would agree to such an extension.  Notwithstanding the foregoing, neither party has any obligation to extend the Term of this Agreement.

6.2.    At-will Employment.

The Employee’s employment is “at-will.” This means that either the employee or the Company may terminate the Employee’s employment under this Agreement at any time, with or without cause and with or without notice.

6.3.            Termination as a Result of Death or Disability; Resignation without Good Reason; or Termination for Cause.

If the Employee’s employment terminates during the Term of this Agreement as a result of the death or disability of the Employee1, the Employee resignation without Good Reason (as defined in Exhibit A) or termination by the Company for Cause (as defined in Exhibit A) then the Company shall have no further obligations to the Employee other than the payment of compensation earned though the last day of employment.

6.4.            Termination Without Cause or Resignation for Good Reason.

If during the Term of this Agreement the Employee’s employment is terminated without Cause or if the Employee resigns for Good Reason, the Company shall pay the Employee all compensation earned though the last day of employment (Such amounts shall be paid upon termination) in addition to the severance benefits described below.

6.4.1.
Severance:  For a period of twelve (12) months following the termination of employment (the “Severance Period”), the Company shall continue to pay  the Employee on a monthly basis one-twelfth of the Employee’s per annum base salary as determined on his last day of employment.  Base salary does not include, for example, overtime, bonuses, commissions, shift premiums or differentials, compensation associated with employee stock options, reimbursements, sales commission awards, employee benefits, expense allowances, or any other incidental or additional compensation.  Severance pay shall be made less any and all applicable deductions and withholdings, required and/or permitted by applicable law.

1            Based on the nature of the Employee’s position, the Parties agree that, if the Employee is unable, with reasonable accommodation, to perform the essential functions of his position for 60 consecutive days, continuing his employment under this Agreement would result in undue hardship to the Company and the Company may properly terminate his employment.

6.4.2.
COBRA:  In addition, if the Employee elects to continue health insurance coverage under COBRA, then so long as the Employee either is receiving severance payments under Section 6.4.1, or has received twelve (12) payments under Section 6.4.1, and is paying COBRA premiums, the Company will pay the employee a monthly payment equal to the amount that was paid by the Company prior the termination of employment for up to a maximum of 18 months. The Employee will not be reimbursed for the portion of the premium which had been paid by the Employee prior to the termination of employment or for any administrative fees or increases in premiums.  The Employee is solely responsible for filing any necessary paperwork for COBRA coverage and payment of all premiums.  The Company’s duty to make these payments will cease if Employee loses eligibility for COBRA continuation coverage because Employee becomes eligible for group coverage from another employer.  The employee (and/or Employee’s eligible dependent(s)), shall have an obligation to inform the Company if the Employee or such dependants are no longer eligible for COBRA continuation coverage, as is generally the case when the Employee receives group coverage from another employer while receiving COBRA continuation coverage.  The period of such Company-reimbursed COBRA continuation coverage shall be considered part of Employee’s (and Employee’s eligible dependents’) COBRA coverage entitlement period, and will, for tax purposes, be considered taxable income to Employee.

6.4.3.
Options:  The fact that the Employee is receiving severance shall have no effect on the Employee’s options.   Thus, the terms of Employee’s option agreements, without impact of this Agreement except as provided by Section 3.3 above, shall govern Employee’s options, including the effect of employment termination on the options’ vesting and expiration.

6.5.	Conditions to Payment of the Severance.

6.5.1.
Execution of Release as a Condition Precedent: As a condition precedent to receipt of the severance benefits described in Sections 6.4.1 and 6.4.2, the Employee must execute and deliver to the Company a full general release of all claims, known and unknown, in a form acceptable to the Company, including a waiver of the benefits of Section 1542 of the California Civil Code.  If the Employee does not execute and deliver the Release within twenty-one (21) days of the date of termination which Employee does not rescind during the following seven (7) days, the Company shall have no further obligation to provide the Employee with any severance benefits.  The first payments under Sections 6.4.1 and 6.4.2 shall not be due or payable until such seven-day period has expired without rescission of the release.

6.5.2.
Non-Solicitation: If, during the Severance Period, the Employee directly or indirectly  solicits or attempts to solicit any employee or any full-time independent contractor or consultant of the Company to perform services elsewhere then all severance benefits described under Sections 6.4.1 and 6.4.2 shall immediately cease.

6.5.3.
New Position:  The Employee’s severance benefits under Section 6.4.1 shall cease if Employee becomes an employee of or otherwise renders services to any business and the Employee agrees to promptly notify the Company when the Employee begins to so render services.  However, if the Board of Directors of the Company determines that the services that Employee is going to perform for the other business do and will not involve the design, development, or manufacture of plastic cards for secure data storage, whether they utilize contact or contactless chips, optical or magnetic stripes, holograms, or other means for data storage (the “Company’s Business”), then the Company agrees to act affirmatively upon a request from Employee for the severance benefits under Section 6.4.1 to continue.  If a court or arbitrator, as the case may be, should for some reason require the Company to continue Employee’s severance benefits even if the Company’s Board of Directors determines that Employee’s services involve the Company’s Business, then such benefits shall continue only to the extent a court or arbitrator finds that the Employee has demonstrated by clear and convincing evidence that Employee’s services have not already and would not in the future utilize the Company’s confidential information.

6.5.4.
Surviving Terms: If, during the Severance period, the Employee violates any of the terms of this Agreement or any other Agreement between the Parties, including without limitation the Intellectual Property Agreement, then the severance benefits described under Section 6.4.1 and 6.4.2 shall immediately cease.

6.5.5.
Continued Assistance: During the Severance Period, the Employee agrees to respond to reasonable requests for information and provide reasonable levels of assistance on issue related to Employee’s work with the Company without further compensation.  The Employee’s obligation for reasonable assistance shall not exceed twenty hours during the first week following termination, ten hours per week during the next four weeks and five hours per month thereafter.  If the Employee refuses to provide such information and assistance at reasonable times and after reasonable notice, then the severance benefits described under Section 6.4.1 and 6.4.2 shall immediately cease.

7.     Tax Provisions

The tax provisions set forth in Exhibit E are hereby incorporated by reference as though fully set forth.

8.     Miscellaneous.

The Employee and the Company acknowledge and agree that the Company may require an Employee to whom notice of termination is given to leave the Company premises immediately, and may bar the Employee from unescorted access to the Company premises, so as to enable the Company to secure Company and customer records and preserve Company and customer trade secrets and proprietary information.

Upon termination of the Employee’s employment for any reason, the Employee shall be deemed to have resigned voluntarily from all offices and other employment positions held with the Company, and from the board of directors, if the Employee was serving in any such capacities at the time of termination.

The Employee will cooperate with the Company in the winding up or transferring to other employees of any pending work or projects.  The Employee will also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment with the Company.

Payments and benefits provided under this Agreement may taxable under the laws of the United States and the State of California and will be subject to all required withholdings and court ordered wage assignments and/or garnishments.

This Agreement shall be binding on the parties hereto and on each of their heirs, executors, administrators, successors, and assignees.

The invalidity or unenforceability of any provision(s) of this Agreement under particular facts and circumstances will not affect the validity or enforceability either of other provisions of this Agreement or, under other facts and circumstances, of such provision(s).  In addition, such provision(s) will be reformed to be less restrictive if under such facts and circumstances they would then be valid and enforceable.

Notices shall be given to the parties at its executive office, in the case of the Company, and at the address in the Company’s payroll records for the Employee.  Notices shall be in writing and deemed given when received in person or one day after being sent by overnight or four days after being sent by certified mail, return receipt requested.  Any party may change its address by giving notice to the other party of a new address in accordance with the foregoing provisions.

Nothing in this Agreement shall limit the right of the Officers, the Board of Directors and the shareholders of Company to manage the business affairs of the Company, including, without limitation, matters relating to personnel policies and procedures benefits and conditions of work, or give to the Employee any claim against Company with respect to any decision relating to the conduct of the business of Company, so long as that decision is not made in breach of any of the Company’s express or implied covenants or obligations under this Agreement.

Previous and contemporaneous agreements between the parties that do not conflict with the terms of this Agreement will remain valid and binding between the Parties, including without limitation the Arbitration Agreement attached hereto as Exhibit B and the Intellectual Property Agreement.  However, this Agreement contains a complete statement of the agreements between the Parties with respect to the matters it addresses and it supersedes and replaces any prior understandings or agreements regarding those matters.  To the extent that the provisions of any other agreement conflict with or are inconsistent with the provisions of this Agreement, the terms of this Agreement shall govern. This Agreement may be modified or amended only in writing, signed by both Parties.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

The Employee expressly acknowledges and agrees that Company’s rights under this Agreement may be transferred to or assigned by Company to a successor employer.

In the event of any arbitration or other legal proceeding, the prevailing party shall recover his or its reasonable attorneys' fees, except expenses, and costs, excluding arbitration fees.

[Remainder of Page Left Intentionally Blank]

The Employee hereby authorizes the Company to disclose this Agreement and his responsibilities hereunder to any person or entity, including, without limitation, future employers or clients.

AUTHORIZED SIGNATURES

In order to bind themselves to this Executive Employment Agreement, the Employee and a duly authorized representative of the Company have signed their names below on the dates indicated.

The Employee	The Company
LaserCard Corporation

/s/ Christopher J. Dyball	By /s/ Richard M. Haddock, CEO
Christopher J. Dyball	Signature

Printed Name Richard Haddock

Date Executed: January 4, 2008	Date Executed: January 4, 2008

Exhibit A
Definitions

GOOD REASON shall mean: (i) a material breach of the Agreement by the Company, (ii) a material reduction of the Employee’s Base Salary, except that neither a reduction  proportionate to reductions imposed on all other members of the Company’s executive management as part of a cost reduction effort nor a reduction of the Employee’s base salary due to a change of duties as a result of disability will be a Good Reason for termination, or (iii) the Employee’s duties with the Company are materially reduced (provided that if there is an Acquisition of or by the Company (as defined in Section 3.3) and the Employee’s duties largely continue with respect to the business of the Company prior to such acquisition, then such acquisition shall not be deemed to be a material reduction in Employee’s duties. The Employee shall give notice to the Company that the Employee intends to resign for one of the Good Reasons listed above, detailing such Good Reason with specificity.  If the Employee gives notice to the Company, no later than ninety (90) days after the initial existence of one or more of the conditions constituting Good Reason listed above arising without his consent, that the Employee intends to resign for one of the Good Reasons listed above, detailing such Good Reason with specificity, and if the Company does not remedy the situation so as to eliminate the Good Reason within two (2) weeks of receiving such notice, then any resignation by the Employee from the Company within the one (1) month period beginning with the delivery of the notice shall be deemed a Resignation for Good Reason.

CAUSE is defined to mean a good faith determination by the Company that the Employee has engaged in any of the following: 1) theft, misappropriation or embezzlement of Company property, property of an officer, shareholder, director or employee, or property of any customer or supplier of the Company; 2) any conduct which constitutes unfair competition with the Company; 3) any breach of a contractual or fiduciary duty to the Company or a material breach of a material Company policy not cured within five days of the Company giving the Employee notice of the breach; 4) material dishonesty in the performance of the Employee’s duties for the Company or fraud against the  Company; 5) materially exceeding the scope of the Employee's authority as delegated or limited from time to time by the Company; 6) inducement of any customer, consultant, employee or supplier of the Company to breach any contract with the Company or cease its business relationship with the Company; 7)  refusal to substantially follow the lawful instructions of the board of directors, Chairman or Vice Chairman of the Board, or CEO;  8) failure to devote full-time effort to serving the Company which is not cured within sixty (60) days of notice;  9) conviction of a crime punishable as a felony; or 10) death or disability of the Employee.  The Company’s good faith determination, based on reasonable evaluation that “Cause” exists for termination of the employment relationship under this provision shall be conclusive for the purposes of this section.  Neither the later discovery of additional or different facts tending to negate the Company’s determination of “Cause” nor any subsequent finding by any other fact finder that the employee did not in fact engage in conduct identified in this definition of “Cause” shall alter the finality of the Company’s determination for the purposes of this section. The Company’s determination that Cause exists shall be made by the Chairman or Vice Chairman of the Board or the CEO, with the approval of the Board of Directors or a committee of the independent members of the Board of Directors.

Exhibit B
Agreement Regarding Arbitration

This Agreement Regarding Arbitration is executed in conjunction with the Parties’ execution of an Executive Employment Agreement effective as of January 4, 2008, and all terms used herein are as defined in that Agreement.  Except as prohibited by law, Parties to this Agreement Regarding Arbitration agrees that, any claim, controversy or legal dispute between them or between the Employee and any officer, director, shareholder, agent or employee of the Company, each of whom is hereby designated a third party beneficiary of this agreement regarding arbitration, (a "Dispute") arising out of the Employee's employment or termination of such employment or any agreement or contract between the Parties will be resolved through binding arbitration in Santa Clara County, under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 et seq., and pursuant to California law. This includes any claims the Employee may make relating to alleged discrimination or harassment during employment based on race, color, national origin, religion, disability, age, gender or sexual orientation, any claims relating to compensation (wages, bonuses, benefits, etc.) and any claims under federal state, or local laws or regulations relating to terms and conditions of employment. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT TO A JURY TRIAL.  This Agreement Regarding Arbitration is not intended to modify or limit the remedies available to either Party, including the right to seek interim relief, such as injunction or attachment, through judicial process, which will not be deemed a waiver of the right to demand and obtain arbitration. Any Dispute that is not arbitrated, including any judicial action to enforce this Agreement Regarding Arbitration will be litigated exclusively in federal or California courts located in Santa Clara County, California, and the parties hereby consent and submit to the jurisdiction and venue of such courts.

Christopher J. Dyball	LaserCard Corporation

/s/ Christopher J. Dyball	By /s/ Richard M. Haddock, CEO

Printed Name Richard M. Haddock

Exhibit C

Policy Guidelines For Adjustment Of Stock Options In The Event Of An Acquisition

Background

The Employee’s stock option agreements provide that in the event of a merger or other recapitalization, the Board of Directors shall make appropriate adjustments to the terms of the outstanding options. Those agreements give only minor guidance as to what adjustments would be considered “appropriate.”

Policy

(1) In the event of the acquisition of all or substantially all of the Corporation’s assets or capital stock, adjustments are deemed “appropriate” if:

(a) the vested portion of options may be exercised prior to the acquisition on not less than 30 days’ notice; and

(b) arrangements are made so that subject to continued employment of the optionee with the successor corporation, the unvested portion of options will receive one of the following benefits:

(i) a replacement option that can be exercised on the same vesting schedule at the same total exercise price to purchase the stock or other securities of the successor corporation that would have been received had the unvested option shares been outstanding at the time of the acquisition; or

(ii) a cash payment made with respect to each option share at the time of vesting equal to the excess of the per-share value paid for the acquisition (whether in cash or in securities of the successor corporation) over the option exercise price.

(2) In the event the employment relationship between the employee and the successor corporation is terminated within one year of the date of the sale of the Corporation, it is intended that 100% of the remaining unvested portion of all options held by such employee on the date of the sale of the Corporation would vest and remain exercisable for at least 90 days after the termination, provided that:

(a) the employee had been employed by the Corporation continuously (except for approved leaves of absence) for at least two years prior to the date of the sale of the Corporation; and

(b) the employment relationship of the successor corporation and the employee was not terminated by either:

(i) resignation by the employee; or

(ii) by the successor corporation due to acts of moral turpitude on the part of the employee such as theft, embezzlement, fraud, dishonesty, misappropriation or conversion of funds committed against the Corporation or successor corporation, or due to the employee’s material breach of an agreement with the Corporation or successor corporation concerning disclosure and ownership of inventions, conflict of interest, or confidentiality of information.

In the event the successor corporation had not assumed outstanding Corporation options but rather was paying deferred compensation whenever Corporation options vested, then the successor corporation would pay the employee the amount corresponding to such accelerated vesting.

Effect

This policy guideline may be changed at any time by the Stock Option Committee or the Corporation’s Board of Directors. It does not constitute a part of this Plan. The right of the Corporation or its successors to terminate the employment of an optionee, with or without cause, shall not be affected by this guideline.

Exhibit D

Employee Agreement

DREXLER TECHNOLOGY CORPORATION

EMPLOYEE AGREEMENT

DREXLER TECHNOLOGY CORPORATION is dedicated to a policy of exerting a significant influence in its chosen fields through technical innovation and creative administration and marketing.  The competitive success of this policy depends to a large extent on the Company's ability to capitalize on the creative talents of its employees, and to maintain a free flow of pertinent information among its employees.
For this reason, all employees are requested to sign the attached AGREEMENT under which:
1.	requirements for avoiding conflicting outside activities are specified,
2.	the Company is assured of exclusive rights to ideas, works, and inventions which relate to Company business, and
3.	the Company is protected against unauthorized disclosure of proprietary information.

AGREEMENT

In part consideration of my employment now being or to be given by DREXLER TECHNOLOGY CORPORATION (hereinafter referred to as the "Company"), a corporation of the State of Delaware, or by any subsidiary or other affiliate of said Company, and effective as of the date that said employment first commenced, I agree that:
1.            During the term of my employment, I will not without the prior written consent of the Company (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company, except that I may invest to an extent not exceeding one percent of the total outstanding shares in each of one or more companies whose shares are listed on a national securities exchange or quoted daily by The Nasdaq Stock Market.
2.            I will disclose promptly to the Company any ideas, inventions, works of authorship (including but not limited to computer programs, software and documentation), improvements or discoveries, patentable or unpatentable, copyrightable or uncopyrightable, which during the term of my employment I may conceive, make, develop or work on, in whole or in part, solely or jointly with others, whether or not reduced to drawings, written description, documentation, models or other tangible form, and which relate either to product, service, research or development fields in which the Company or any of its affiliates is, at the time, actively engaged, or to my employment activities; and all such ideas, inventions, works, improvements and discoveries shall forthwith and without further consideration become and be the exclusive property of said Company, its successors and assigns. The Company hereby notifies you that the foregoing does not apply to any invention which qualifies fully for exemption under Section 2870 of the California Labor Code.
3.            I will assist the Company in every proper way, including the signing of any and all papers, authorization, applications and assignments, and making and keeping of proper records, and the giving of evidence and testimony (all entirely at the Company's expense), to obtain and to maintain for the use and benefit of the Company or its nominees patents, copyrights or other protection for any and all such ideas, inventions, works, improvements and discoveries in all countries.
4.            I understand and agree that all data and records coming into my possession or kept by me in connection with my employment, including notebooks, drawings, blueprints, computer programs, software and documentation, bulletins, parts lists, reports, customer lists, and production, cost, purchasing, and marketing information, and employment data, including policies and salary information, are the exclusive property of the Company. I agree to return to the Company all copies of such data and records upon termination of my employment unless specific written consent is obtained from the President of the Company to retain any such data or records.

5.            I will regard and preserve as confidential and will not divulge to unauthorized persons, or use for any unauthorized purposes, either during or after the term of my employment, any information, matter, or thing of secret, confidential or private nature, connected with the business of the Company or any of its suppliers, customers or affiliates without the written consent of the President of the Company until such time as such information otherwise becomes public knowledge. Included within the meaning of the foregoing are matters of a technical nature, such as know-how, formulae, computer programs, software and documentation, secret processes or machines, inventions, and research projects, and matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and business data regarding customers, salaries, and other personnel data of the Company's employees, and any other information of a similar nature to the extent not available to the public, and plans for further development.
6.            As a matter of record, the following Schedule A contains a list of all ideas, inventions, works, improvements and discoveries, patented and unpatented, copyrighted and not copyrighted, and completed prior to my employment, which I desire to have specifically excluded from the operation of this Agreement.
7.            I agree that I will not disclose to the Company or use for the benefit of the Company any confidential information derived from sources other than employment with the Company. I further agree that if I am in doubt as to the confidential status of any information, or if any information is alleged to be proprietary, I will refer to the President of the Company the question of whether such information is available for disclosure and use for the benefit of the Company.
8.            I understand that employment at the Company is employment at-will. Employment at-will may be terminated with or without cause and with or without notice at any time by the employee or the Company. Nothing in this Agreement or in any document or statement shall limit the right to terminate employment at-will. No manager, supervisor or employee of the Company has any authority to enter into any agreement for employment for any specified period of time or to make any agreement for employment other than at-will. Only the President of the Company has the authority to make any such agreement and then only in writing.
9.            This Agreement shall not be terminated or altered by changes in duties, compensation or other terms of my employment.

Employee:

    /s/  Christopher J. Dyball                                                                            November 29, 1995
(Signature)                                                                                                                                                         (Date)

SCHEDULE A

List of all ideas, inventions, works, improvements and discoveries, patented and unpatented, copyrighted and not copyrighted, and completed, if any, prior to my employment:

(Leave blank if not applicable)

/s/  Christopher J. Dyball                                                                            November 29, 1995
(Signature)                                                                                                                                      (Date)

(rev. 8/14/95)

Exhibit E.

Tax Provisions

1.  Section 409(A)

To the fullest extent applicable, amounts and other benefits payable under this Agreement are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Section 409A.  In this regard, each payment under this Agreement that is made in a series of scheduled installments (within the meaning of Treasury Regulation section 1.409A-2(b)(2)(iii)), including without limitation, each salary continuation payment under Section 6.4 shall be deemed a separate payment for purposes of Code section 409A.

To the extent that any amounts or benefits payable under this Agreement are or become subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with the final Code Section 409A regulations, this Agreement is intended to comply with the applicable requirements of Code Section 409A with respect to such amounts or benefits.  This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.

In each case where this Agreement provides for the payment of an amount that constitutes nonqualified deferred compensation under Code Section 409A to be made to the Employee within a designated period (e.g., within 21 days after the date of termination) and such period begins and ends in different calendar years, the exact payment date within such range shall be determined by the Company, in its sole discretion, and the Employee shall have no right to designate the year in which the payment shall be made.

Notwithstanding anything in this Agreement or elsewhere to the contrary, if the Company (or its affiliate) is a public company on the Employee’s date of termination and the Employee is a “Specified Employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Company’s Compensation Committee) on such date, and the Company reasonably determines that any amount or other benefit payable under this Agreement on account of the Employee’s separation from service, within the meaning of Section 409A(a)(2)(A)(i) of the Code, constitutes nonqualified deferred compensation that will subject the Employee to “additional tax” under Section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”) with respect to the payment of such amount or the provision of such benefit if paid or provided at the time specified in the Agreement, then the payment or provision thereof shall be postponed to the first business day of the seventh month following the date of termination or, if earlier, the date of the Employee’s death (the “Delayed Payment Date”). The Company and the Employee may agree to take other actions to avoid the imposition of a 409A Tax at such time and in such manner as permitted under Section 409A.  In the event that this paragraph requires a delay of any payment, such payment shall be accumulated and paid in a single lump sum on the Delayed Payment Date.

The Employee’s date of termination for purposes of determining the date that any payment or benefit that is treated as nonqualified deferred compensation under Code Section 409A is to be paid or provided (or in determining whether an exemption to such treatment applies), and for purposes of determining whether the Employee is a “Specified Employee” on the date of termination, shall be the date on which the Employee has incurred a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), or in subsequent IRS guidance under Code Section 409A.

2.  Section 280(g)

It is not the intent of the parties to this Agreement that any payment hereunder will constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, all benefits and payments pursuant to Sections 3.3 and 6.4 of this Agreement  shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the payor for federal income tax purposes under Sections 280G or 4999 of the Code.  The Company will determine which payments or benefits are to be reduced, if necessary to conform to this provision.

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is made by and between Steven G. Larson (the “Employee”) and LaserCard Corporation,  a Delaware corporation (the "Company") (collectively the “Parties”) effective as of the later of the dates it is signed on behalf of the Employee and the Company as indicated under Authorized Signatures below (the “Effective Date”).

RECITAL

The Employee is currently employed by the Company as its Vice President, Finance, and Chief Financial Officer.  The Employee and the Company have entered into various agreements that affect the terms and conditions of the relationship between the Parties, including without limitation an agreement entitled Employee Agreement dated December 20, 1995 (the “Intellectual Property Agreement”) attached as Exhibit D and the Company’s Employee Handbook and the policies concerning such matters as insider trading and foreign corrupt practices. The Employee and the Company wish to continue this relationship subject to the terms and conditions contained in this Agreement.

AGREEMENT

Based upon the facts and premises contained in the above RECITAL and in consideration of the mutual promises below, and intending to be legally bound, the Company and the Employee agree as follows:

1.	Employment.

The Company shall employ the Employee, and the Employee shall serve the Company as Vice President, Finance, and Chief Financial Officer.

2.	Duties and Responsibilities.

The Employee's primary duties and responsibilities will be those generally associated with the position of Vice President, Finance, and Chief Financial Officer.  The Employees shall perform such other duties as he may be assigned from time to time by the Company’s Chairman of the Board, Vice Chairman of the Board, CEO, or its Board of Directors.

3.             Compensation.

3.1      Base Salary.

The Employee is to receive base salary to be paid to the Employee through the Company’s normal payroll.  Employee’s current base salary is at the per annum rate of two hundred sixty-five thousand thirteen dollars ($265,013).  The Company acting through its Compensation Committee will evaluate the base salary of the Employee on an annual basis and may increase or decrease the Employee’s then current salary rate, provided that a reduction may result in the Employee’s ability to resign for Good Reason as defined in Exhibit A.

3.2              Bonuses.

At the discretion of the Company’s board of directors, the Company may institute a management bonus plan in which Employee will participate along with other members of the Company’s senior management.  The amount and terms of the Employee’ or any other incentive compensation plan or program may be changed prospectively at the sole discretion of the Company at any time.

3.3              Stock Options and Other Equity Awards.

The Employee has been granted multiple stock options and one restricted stock award, all of which remain in full force and effect according to their terms, and the Employee may in the future be issued further stock options or shares of restricted stock or other equity awards. The Company has adopted a policy guideline attached as Exhibit C describing how the board of directors intends to exercise its judgment to make arrangements as to stock options should certain mergers and acquisitions involving the Company occur.  The Company and Employee agree, notwithstanding such policy guideline, that unless otherwise agreed to by both the Company and Employee:

a.  In the event that the Company is acquired (that is, there is a merger or sale of all or substantially all of its assets such that thereafter Company stockholders prior to such event own less than half of the outstanding voting stock of the surviving entity by virtue of their Company shares) then unless  the Employee resigns as an employee of the successor to the Company (whether for any or no reason) within four (4) months after such acquisition, then all of Employee’s unvested options or restricted stock shall vest in full on the first to occur of the date four (4) months after such acquisition and the date of a termination of the Employee as an employee of the successor to the Company (for any or no reason).

b.  In the event that the Company acquires all or substantially all of the stock or assets of another entity (whether by merger or otherwise) and either an employee at such other entity takes Employee’s position within three months after such acquisition, or the Company decides to hire a new person to fill Employee’s position within six months after such acquisition, then all of Employee’s unvested options or restricted stock shall vest in full if the Employee resigns or is terminated within the following two months for any or no reason.

Section 3.3a pertains to an “Acquisition of the Company” and Section 3.3b pertains to an “Acquisition by the Company”.

4.             Benefits and Expenses.

4.1              Benefit and Insurance Programs.

The Employee will be entitled to participate in all Company sponsored benefit and insurance programs to the extent that such benefits are offered generally to the Company’s employees in similar positions, with similar seniority.

4.2              Expenses.

The Company shall reimburse the Employee, in accordance with the Company's policy, for all reasonable expenses incurred by the Employee in connection with the performance of the Employee's duties, upon presentation of appropriate vouchers covering such expenses.

5.             Paid Time Off.

Employee will be entitled to paid time off (vacation, sick time, paid holidays, etc.) to the extent that such benefits are offered generally to the Company’s employees in similar positions, with similar seniority.

6.             Term and Termination.

6.1             Term.

The term of this Agreement (the “Term”) begins on the Effective Date and expires on the date two (2) years after the Effective Date; provided, however, that:

i.   if there has been an Acquisition of or by the Company prior to the expiration of the Term, then this Agreement shall not expire until two (2) years after such Acquisition;

ii.  if the employment of Employee has been terminated during the Term, then the provisions of Sections 6.3 through 6.5 and Sections 7 and 8 shall continue for two (2) years after such employment termination; and

iii.  if neither (i) or (ii) apply, then at the request of either party, the parties will confer during the thirty (30) days prior to the expiration of the Term to determine if they wish to extend the Term of this Agreement and if so the terms and conditions under which they would agree to such an extension.  Notwithstanding the foregoing, neither party has any obligation to extend the Term of this Agreement.

6.2     At-will Employment.

The Employee’s employment is “at-will.” This means that either the employee or the Company may terminate the Employee’s employment under this Agreement at any time, with or without cause and with or without notice.

6.3             Termination as a Result of Death or Disability; Resignation without Good Reason; or Termination for Cause.

If the Employee’s employment terminates during the Term of this Agreement as a result of the death or disability of the Employee1 the Employee resignation without Good Reason (as defined in Exhibit A) or termination by the Company for Cause (as defined in Exhibit A) then the Company shall have no further obligations to the Employee other than the payment of compensation earned though the last day of employment.

6.4             Termination Without Cause or Resignation for Good Reason.

If during the Term of this Agreement the Employee’s employment is terminated without Cause or if the Employee resigns for Good Reason, the Company shall pay the Employee all compensation earned though the last day of employment (Such amounts shall be paid upon termination) in addition to the severance benefits described below.

6.4.1.
Severance:  For a period of twelve (12) months following the termination of employment (the “Severance Period”), the Company shall continue to pay  the Employee on a monthly basis one-twelfth of the Employee’s per annum base salary as determined on his last day of employment.  Base salary does not include, for example, overtime, bonuses, commissions, shift premiums or differentials, compensation associated with employee stock options, reimbursements, sales commission awards, employee benefits, expense allowances, or any other incidental or additional compensation.  Severance pay shall be made less any and all applicable deductions and withholdings, required and/or permitted by applicable law.

1            Based on the nature of the Employee’s position, the Parties agree that, if the Employee is unable, with reasonable accommodation, to perform the essential functions of his position for 60 consecutive days , continuing his employment under this Agreement would result in undue hardship to the Company and the Company may properly terminate his employment.

6.4.2.
COBRA:  In addition, if the Employee elects to continue health insurance coverage under COBRA, then so long as the Employee either is receiving severance payments under Section 6.4.1, or has received twelve (12) payments under Section 6.4.1, and is paying COBRA premiums, the Company will pay the employee a monthly payment equal to the amount that was paid by the Company prior the termination of employment for up to a maximum of 18 months. The Employee will not be reimbursed for the portion of the premium which had been paid by the Employee prior to the termination of employment or for any administrative fees or increases in premiums.  The Employee is solely responsible for filing any necessary paperwork for COBRA coverage and payment of all premiums.  The Company’s duty to make these payments will cease if Employee loses eligibility for COBRA continuation coverage because Employee becomes eligible for group coverage from another employer.  The employee (and/or Employee’s eligible dependent(s)), shall have an obligation to inform the Company if the Employee or such dependants are no longer eligible for COBRA continuation coverage, as is generally the case when the Employee receives group coverage from another employer while receiving COBRA continuation coverage.  The period of such Company-reimbursed COBRA continuation coverage shall be considered part of Employee’s (and Employee’s eligible dependents’) COBRA coverage entitlement period, and will, for tax purposes, be considered taxable income to Employee.

6.4.3
Options:  The fact that the Employee is receiving severance shall have no effect on the Employee’s options.   Thus, the terms of Employee’s option agreements, without impact of this Agreement except as provided by Section 3.3 above, shall govern Employee’s options, including the effect of employment termination on the options’ vesting and expiration.

6.5.	Conditions to Payment of the Severance.

6.5.1.
Execution of Release as a Condition Precedent: As a condition precedent to receipt of the severance benefits described in Sections 6.4.1 and 6.4.2, the Employee must execute and deliver to the Company a full general release of all claims, known and unknown, in a form acceptable to the Company, including a waiver of the benefits of Section 1542 of the California Civil Code.  If the Employee does not execute and deliver the Release within twenty-one (21) days of the date of termination which Employee does not rescind during the following seven (7) days, the Company shall have no further obligation to provide the Employee with any severance benefits.  The first payments under Sections 6.4.1 and 6.4.2 shall not be due or payable until such seven-day period has expired without rescission of the release.

6.5.2
Non-Solicitation: If, during the Severance Period, the Employee directly or indirectly solicits or attempts to solicit any employee or any full-time independent contractor or consultant of the Company to perform services elsewhere then all severance benefits described under Sections 6.4.1 and 6.4.2 shall immediately cease.

6.5.3
New Position:  The Employee’s severance benefits under Section 6.4.1 shall cease if Employee becomes an employee of or otherwise renders services to any business and the Employee agrees to promptly notify the Company when the Employee begins to so render services.  However, if the Board of Directors of the Company determines that the services that Employee is going to perform for the other business do and will not involve the design, development, or manufacture of plastic cards for secure data storage, whether they utilize contact or contactless chips, optical or magnetic stripes, holograms, or other means for data storage (the “Company’s Business”), then the Company agrees to act affirmatively upon a request from Employee for the severance benefits under Section 6.4.1 to continue.  If a court or arbitrator, as the case may be, should for some reason require the Company to continue Employee’s severance benefits even if the Company’s Board of Directors determines that Employee’s services involve the Company’s Business, then such benefits shall continue only to the extent a court or arbitrator finds that the Employee has demonstrated by clear and convincing evidence that Employee’s services have not already and would not in the future utilize the Company’s confidential information.

6.5.4
Surviving Terms: If, during the Severance period, the Employee violates any of the terms of this Agreement or any other Agreement between the Parties, including without limitation the Intellectual Property Agreement, then the severance benefits described under Section 6.4.1 and 6.4.2 shall immediately cease.

6.5.5
Continued Assistance: During the Severance Period, the Employee agrees to respond to reasonable requests for information and provide reasonable levels of assistance on issue related to Employee’s work with the Company without further compensation.  The Employee’s obligation for reasonable assistance shall not exceed twenty hours during the first week following termination, ten hours per week during the next four weeks and five hours per month thereafter.  If the Employee refuses to provide such information and assistance at reasonable times and after reasonable notice, then the severance benefits described under Section 6.4.1 and 6.4.2 shall immediately cease.

7.             Tax Provisions

The tax provisions set forth in Exhibit E are hereby incorporated by reference as though fully set forth.

8.             Miscellaneous.

The Employee and the Company acknowledge and agree that the Company may require an Employee to whom notice of termination is given to leave the Company premises immediately, and may bar the Employee from unescorted access to the Company premises, so as to enable the Company to secure Company and customer records and preserve Company and customer trade secrets and proprietary information.

Upon termination of the Employee’s employment for any reason, the Employee shall be deemed to have resigned voluntarily from all offices and other employment positions held with the Company, and from the board of directors, if the Employee was serving in any such capacities at the time of termination.

The Employee will cooperate with the Company in the winding up or transferring to other employees of any pending work or projects.  The Employee will also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Employee’s employment with the Company.

Payments and benefits provided under this Agreement may taxable under the laws of the United States and the State of California and will be subject to all required withholdings and court ordered wage assignments and/or garnishments.

This Agreement shall be binding on the parties hereto and on each of their heirs, executors, administrators, successors, and assignees.

The invalidity or unenforceability of any provision(s) of this Agreement under particular facts and circumstances will not affect the validity or enforceability either of other provisions of this Agreement or, under other facts and circumstances, of such provision(s).  In addition, such provision(s) will be reformed to be less restrictive if under such facts and circumstances they would then be valid and enforceable.

Notices shall be given to the parties at its executive office, in the case of the Company, and at the address in the Company’s payroll records for the Employee.  Notices shall be in writing and deemed given when received in person or one day after being sent by overnight or four days after being sent by certified mail, return receipt requested.  Any party may change its address by giving notice to the other party of a new address in accordance with the foregoing provisions.

Nothing in this Agreement shall limit the right of the Officers, the Board of Directors and the shareholders of Company to manage the business affairs of the Company, including, without limitation, matters relating to personnel policies and procedures benefits and conditions of work, or give to the Employee any claim against Company with respect to any decision relating to the conduct of the business of Company, so long as that decision is not made in breach of any of the Company’s express or implied covenants or obligations under this Agreement.

Previous and contemporaneous agreements between the parties that do not conflict with the terms of this Agreement will remain valid and binding between the Parties, including without limitation the Arbitration Agreement attached hereto as Exhibit B and the Intellectual Property Agreement.  However, this Agreement contains a complete statement of the agreements between the Parties with respect to the matters it addresses and it supersedes and replaces any prior understandings or agreements regarding those matters.  To the extent that the provisions of any other agreement conflict with or are inconsistent with the provisions of this Agreement, the terms of this Agreement shall govern. This Agreement may be modified or amended only in writing, signed by both Parties.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

The Employee expressly acknowledges and agrees that Company’s rights under this Agreement may be transferred to or assigned by Company to a successor employer.

In the event of any arbitration or other legal proceeding, the prevailing party shall recover his or its reasonable attorneys' fees, except expenses, and costs, excluding arbitration fees.

The Employee hereby authorizes the Company to disclose this Agreement and his responsibilities hereunder to any person or entity, including, without limitation, future employers or clients.

AUTHORIZED SIGNATURES

In order to bind themselves to this Executive Employment Agreement, the Employee and a duly authorized representative of the Company have signed their names below on the dates indicated.

The Employee	The Company
LaserCard Corporation

/s/ Steven G. Larson	By /s/ Richard M. Haddock, CEO
Steven G. Larson	Signature

Printed Name Richard M. Haddock

Date Executed: January 4, 2008	Date Executed: January 4, 2008

Exhibit A
Definitions

GOOD REASON shall mean: (i) a material breach of the Agreement by the Company, (ii) a material reduction of the Employee’s Base Salary, except that neither a reduction  proportionate to reductions imposed on all other members of the Company’s executive management as part of a cost reduction effort nor a reduction of the Employee’s base salary due to a change of duties as a result of disability will be a Good Reason for termination, or (iii) the Employee’s duties with the Company are materially reduced (provided that if there is an Acquisition of or by the Company (as defined in Section 3.3) and the Employee’s duties largely continue with respect to the business of the Company prior to such acquisition, then such acquisition shall not be deemed to be a material reduction in Employee’s duties. The Employee shall give notice to the Company that the Employee intends to resign for one of the Good Reasons listed above, detailing such Good Reason with specificity.  If the Employee gives notice to the Company, no later than ninety (90) days after the initial existence of one or more of the conditions constituting Good Reason listed above arising without his consent, that the Employee intends to resign for one of the Good Reasons listed above, detailing such Good Reason with specificity, and if the Company does not remedy the situation so as to eliminate the Good Reason within two (2) weeks of receiving such notice, then any resignation by the Employee from the Company within the one (1) month period beginning with the delivery of the notice shall be deemed a Resignation for Good Reason.

CAUSE is defined to mean a good faith determination by the Company that the Employee has engaged in any of the following: 1) theft, misappropriation or embezzlement of Company property, property of an officer, shareholder, director or employee, or property of any customer or supplier of the Company; 2) any conduct which constitutes unfair competition with the Company; 3) any breach of a contractual or fiduciary duty to the Company or a material breach of a material Company policy not cured within five days of the Company giving the Employee notice of the breach; 4) material dishonesty in the performance of the Employee’s duties for the Company or fraud against the Company; 5) materially exceeding the scope of the Employee's authority as delegated or limited from time to time by the Company; 6) inducement of any customer, consultant, employee or supplier of the Company to breach any contract with the Company or cease its business relationship with the Company;(7)  refusal to substantially follow the lawful instructions of the board of directors, Chairman or Vice Chairman of the Board, or CEO;(8) failure to devote full-time effort to serving the Company which is not cured within sixty (60) days of notice; 9) conviction of a crime punishable as a felony; or 10) death or disability of the Employee..  The Company’s good faith determination, based on reasonable evaluation that “Cause” exists for termination of the employment relationship under this provision shall be conclusive for the purposes of this section.  Neither the later discovery of additional or different facts tending to negate the Company’s determination of “Cause” nor any subsequent finding by any other fact finder that the employee did not in fact engage in conduct identified in this definition of “Cause” shall alter the finality of the Company’s determination for the purposes of this section. The Company’s determination that Cause exists shall be made by the Chairman or Vice Chairman of the Board or the CEO, with the approval of the Board of Directors or a committee of the independent members of the Board of Directors.

Exhibit B
Agreement Regarding Arbitration

This Agreement Regarding Arbitration is executed in conjunction with the Parties’ execution of an Executive Employment Agreement effective as of January 4, 2008, and all terms used herein are as defined in that Agreement.  Except as prohibited by law, Parties to this Agreement Regarding Arbitration agrees that, any claim, controversy or legal dispute between them or between the Employee and any officer, director, shareholder, agent or employee of the Company, each of whom is hereby designated a third party beneficiary of this agreement regarding arbitration, (a "Dispute") arising out of the Employee's employment or termination of such employment or any agreement or contract between the Parties will be resolved through binding arbitration in Santa Clara County, under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 et seq., and pursuant to California law. This includes any claims the Employee may make relating to alleged discrimination or harassment during employment based on race, color, national origin, religion, disability, age, gender or sexual orientation, any claims relating to compensation (wages, bonuses, benefits, etc.) and any claims under federal state, or local laws or regulations relating to terms and conditions of employment. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT TO A JURY TRIAL.  This Agreement Regarding Arbitration is not intended to modify or limit the remedies available to either Party, including the right to seek interim relief, such as injunction or attachment, through judicial process, which will not be deemed a waiver of the right to demand and obtain arbitration. Any Dispute that is not arbitrated, including any judicial action to enforce this Agreement Regarding Arbitration will be litigated exclusively in federal or California courts located in Santa Clara County, California, and the parties hereby consent and submit to the jurisdiction and venue of such courts.

Steven G. Larson	LaserCard Corporation

/s/ Steven G. Larson	By /s/ Richard M. Haddock, CEO

Printed Name Richard M. Haddock

Exhibit C

Policy Guidelines For Adjustment Of Stock Options In The Event Of An Acquisition

Background

The Employee’s stock option agreements provide that in the event of a merger or other recapitalization, the Board of Directors shall make appropriate adjustments to the terms of the outstanding options. Those agreements give only minor guidance as to what adjustments would be considered “appropriate.”

Policy

(1) In the event of the acquisition of all or substantially all of the Corporation’s assets or capital stock, adjustments are deemed “appropriate” if:

(a) the vested portion of options may be exercised prior to the acquisition on not less than 30 days’ notice; and

(b) arrangements are made so that subject to continued employment of the optionee with the successor corporation, the unvested portion of options will receive one of the following benefits:

(i) a replacement option that can be exercised on the same vesting schedule at the same total exercise price to purchase the stock or other securities of the successor corporation that would have been received had the unvested option shares been outstanding at the time of the acquisition; or

(ii) a cash payment made with respect to each option share at the time of vesting equal to the excess of the per-share value paid for the acquisition (whether in cash or in securities of the successor corporation) over the option exercise price.

(2) In the event the employment relationship between the employee and the successor corporation is terminated within one year of the date of the sale of the Corporation, it is intended that 100% of the remaining unvested portion of all options held by such employee on the date of the sale of the Corporation would vest and remain exercisable for at least 90 days after the termination, provided that:

(a) the employee had been employed by the Corporation continuously (except for approved leaves of absence) for at least two years prior to the date of the sale of the Corporation; and

(b) the employment relationship of the successor corporation and the employee was not terminated by either:

(i) resignation by the employee; or

(ii) by the successor corporation due to acts of moral turpitude on the part of the employee such as theft, embezzlement, fraud, dishonesty, misappropriation or conversion of funds committed against the Corporation or successor corporation, or due to the employee’s material breach of an agreement with the Corporation or successor corporation concerning disclosure and ownership of inventions, conflict of interest, or confidentiality of information.

In the event the successor corporation had not assumed outstanding Corporation options but rather was paying deferred compensation whenever Corporation options vested, then the successor corporation would pay the employee the amount corresponding to such accelerated vesting.

Effect

This policy guideline may be changed at any time by the Stock Option Committee or the Corporation’s Board of Directors. It does not constitute a part of this Plan. The right of the Corporation or its successors to terminate the employment of an optionee, with or without cause, shall not be affected by this guideline.

Exhibit D

Employee Agreement

DREXLER TECHNOLOGY CORPORATION

EMPLOYEE AGREEMENT

DREXLER TECHNOLOGY CORPORATION is dedicated to a policy of exerting a significant influence in its chosen fields through technical innovation and creative administration and marketing.  The competitive success of this policy depends to a large extent on the Company's ability to capitalize on the creative talents of its employees, and to maintain a free flow of pertinent information among its employees.
For this reason, all employees are requested to sign the attached AGREEMENT under which:
1.	requirements for avoiding conflicting outside activities are specified,
2.	the Company is assured of exclusive rights to ideas, works, and inventions which relate to Company business, and
3.	the Company is protected against unauthorized disclosure of proprietary information.

AGREEMENT

In part consideration of my employment now being or to be given by DREXLER TECHNOLOGY CORPORATION (hereinafter referred to as the "Company"), a corporation of the State of Delaware, or by any subsidiary or other affiliate of said Company, and effective as of the date that said employment first commenced, I agree that:
1.            During the term of my employment, I will not without the prior written consent of the Company (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier, customer, or competitor of the Company, except that I may invest to an extent not exceeding one percent of the total outstanding shares in each of one or more companies whose shares are listed on a national securities exchange or quoted daily by The Nasdaq Stock Market.
2.            I will disclose promptly to the Company any ideas, inventions, works of authorship (including but not limited to computer programs, software and documentation), improvements or discoveries, patentable or unpatentable, copyrightable or uncopyrightable, which during the term of my employment I may conceive, make, develop or work on, in whole or in part, solely or jointly with others, whether or not reduced to drawings, written description, documentation, models or other tangible form, and which relate either to product, service, research or development fields in which the Company or any of its affiliates is, at the time, actively engaged, or to my employment activities; and all such ideas, inventions, works, improvements and discoveries shall forthwith and without further consideration become and be the exclusive property of said Company, its successors and assigns. The Company hereby notifies you that the foregoing does not apply to any invention which qualifies fully for exemption under Section 2870 of the California Labor Code.
3.            I will assist the Company in every proper way, including the signing of any and all papers, authorization, applications and assignments, and making and keeping of proper records, and the giving of evidence and testimony (all entirely at the Company's expense), to obtain and to maintain for the use and benefit of the Company or its nominees patents, copyrights or other protection for any and all such ideas, inventions, works, improvements and discoveries in all countries.
4.            I understand and agree that all data and records coming into my possession or kept by me in connection with my employment, including notebooks, drawings, blueprints, computer programs, software and documentation, bulletins, parts lists, reports, customer lists, and production, cost, purchasing, and marketing information, and employment data, including policies and salary information, are the exclusive property of the Company. I agree to return to the Company all copies of such data and records upon termination of my employment unless specific written consent is obtained from the President of the Company to retain any such data or records.

5.            I will regard and preserve as confidential and will not divulge to unauthorized persons, or use for any unauthorized purposes, either during or after the term of my employment, any information, matter, or thing of secret, confidential or private nature, connected with the business of the Company or any of its suppliers, customers or affiliates without the written consent of the President of the Company until such time as such information otherwise becomes public knowledge. Included within the meaning of the foregoing are matters of a technical nature, such as know-how, formulae, computer programs, software and documentation, secret processes or machines, inventions, and research projects, and matters of a business nature, such as information about costs, profits, markets, sales, lists of customers and business data regarding customers, salaries, and other personnel data of the Company's employees, and any other information of a similar nature to the extent not available to the public, and plans for further development.
6.            As a matter of record, the following Schedule A contains a list of all ideas, inventions, works, improvements and discoveries, patented and unpatented, copyrighted and not copyrighted, and completed prior to my employment, which I desire to have specifically excluded from the operation of this Agreement.
7.            I agree that I will not disclose to the Company or use for the benefit of the Company any confidential information derived from sources other than employment with the Company. I further agree that if I am in doubt as to the confidential status of any information, or if any information is alleged to be proprietary, I will refer to the President of the Company the question of whether such information is available for disclosure and use for the benefit of the Company.
8.            I understand that employment at the Company is employment at-will. Employment at-will may be terminated with or without cause and with or without notice at any time by the employee or the Company. Nothing in this Agreement or in any document or statement shall limit the right to terminate employment at-will. No manager, supervisor or employee of the Company has any authority to enter into any agreement for employment for any specified period of time or to make any agreement for employment other than at-will. Only the President of the Company has the authority to make any such agreement and then only in writing.
9.            This Agreement shall not be terminated or altered by changes in duties, compensation or other terms of my employment.

Employee:

/s/  Steven G. Larson                                                                            December 20, 1995
(Signature)                                                                                                                                               (Date)

SCHEDULE A

List of all ideas, inventions, works, improvements and discoveries, patented and unpatented, copyrighted and not copyrighted, and completed, if any, prior to my employment:

(Leave blank if not applicable)

_________________________                                     _________________________
(Signature)                                                                                                 (Date)

(rev. 8/14/95)

Exhibit E.

Tax Provisions

1.  Section 409(A)

To the fullest extent applicable, amounts and other benefits payable under this Agreement are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Section 409A.  In this regard, each payment under this Agreement that is made in a series of scheduled installments (within the meaning of Treasury Regulation section 1.409A-2(b)(2)(iii)), including without limitation, each salary continuation payment under Section 6.4 shall be deemed a separate payment for purposes of Code section 409A.

To the extent that any amounts or benefits payable under this Agreement are or become subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with the final Code Section 409A regulations, this Agreement is intended to comply with the applicable requirements of Code Section 409A with respect to such amounts or benefits.  This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.

In each case where this Agreement provides for the payment of an amount that constitutes nonqualified deferred compensation under Code Section 409A to be made to the Employee within a designated period (e.g., within 21 days after the date of termination) and such period begins and ends in different calendar years, the exact payment date within such range shall be determined by the Company, in its sole discretion, and the Employee shall have no right to designate the year in which the payment shall be made.

Notwithstanding anything in this Agreement or elsewhere to the contrary, if the Company (or its affiliate) is a public company on the Employee’s date of termination and the Employee is a “Specified Employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Company’s Compensation Committee) on such date, and the Company reasonably determines that any amount or other benefit payable under this Agreement on account of the Employee’s separation from service, within the meaning of Section 409A(a)(2)(A)(i) of the Code, constitutes nonqualified deferred compensation that will subject the Employee to “additional tax” under Section 409A(a)(1)(B) of the Code (together with any interest or penalties imposed with respect to, or in connection with, such tax, a “409A Tax”) with respect to the payment of such amount or the provision of such benefit if paid or provided at the time specified in the Agreement, then the payment or provision thereof shall be postponed to the first business day of the seventh month following the date of termination or, if earlier, the date of the Employee’s death (the “Delayed Payment Date”). The Company and the Employee may agree to take other actions to avoid the imposition of a 409A Tax at such time and in such manner as permitted under Section 409A.  In the event that this paragraph requires a delay of any payment, such payment shall be accumulated and paid in a single lump sum on the Delayed Payment Date.

The Employee’s date of termination for purposes of determining the date that any payment or benefit that is treated as nonqualified deferred compensation under Code Section 409A is to be paid or provided (or in determining whether an exemption to such treatment applies), and for purposes of determining whether the Employee is a “Specified Employee” on the date of termination, shall be the date on which the Employee has incurred a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h), or in subsequent IRS guidance under Code Section 409A.

2.  Section 280(g)

It is not the intent of the parties to this Agreement that any payment hereunder will constitute a “parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).  Accordingly, all benefits and payments pursuant to Sections 3.3 and 6.4 of this Agreement  shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the payor for federal income tax purposes under Sections 280G or 4999 of the Code.  The Company will determine which payments or benefits are to be reduced, if necessary to conform to this provision.